                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  Confidential, For Use Of The Commission Only (As Permitted By
     Rule 14a-b(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             RADIANT SYSTEMS, INC.
        ---------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
        ---------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

_________________________

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 May 25, 2001


Dear Shareholder:

          This year's Annual Meeting of Shareholders of Radiant Systems, Inc. will be held on June 22, 2001, at 10:00 a.m., local time, at the offices of Smith, Gambrell & Russell, LLP, Promenade II Building, 1230 Peachtree Street, N.E., 31st Floor, Atlanta, Georgia 30309. You are cordially invited to attend.

          The Notice of Annual Meeting and a Proxy Statement, which describe the formal business to be conducted at the Annual Meeting, follow this letter.

          After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign and return the enclosed proxy or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our shareholders are important.

          A copy of the Company's 2000 Annual Report is also enclosed for your information. It includes the Company's audited financial statement for the year ended December 31, 2000, as well as information on the Company's operations, markets and products and services.

          We look forward to seeing you at the Annual Meeting.

                                        Very truly yours,

                                        /s/ Erez Goren
                                        -----------------
                                        Erez Goren
                                        Co-Chairman of the Board and
                                        Chief Executive Officer

                             RADIANT SYSTEMS, INC.
                            3925 Brookside Parkway
                           Alpharetta, Georgia 30022


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 22, 2001


          The annual meeting of shareholders of Radiant Systems, Inc. (the "Company") will be held on June 22, 2001 at 10:00 a.m., at the offices of Smith, Gambrell & Russell, LLP, Promenade II Building, 1230 Peachtree Street, N.E., 31st Floor, Atlanta, Georgia 30309, for the following purposes:

          (1) To elect two (2) directors to the Board of Directors, to serve for a term of three years and until their successors are elected and qualified; and

          (2) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

          Only shareholders of record at the close of business on April 26, 2001 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

          A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors,

                                        /s/ Erez Goren
                                        ------------------
                                        EREZ GOREN
                                        Co-Chairman of the Board and
                                        Chief Executive Officer



Alpharetta, Georgia
May 25, 2001

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             RADIANT SYSTEMS, INC.
                            3925 Brookside Parkway
                           Alpharetta, Georgia 30022


                        ANNUAL MEETING OF SHAREHOLDERS
                                 June 22, 2001

                            _______________________

                                PROXY STATEMENT
                            _______________________


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Radiant Systems, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on June 22, 2001, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about May 25, 2001. The address of the principal executive offices of the Company is 3925 Brookside Parkway, Alpharetta, Georgia 30022.

     The Board has designated Erez Goren and John H. Heyman, and each or either of them, as proxies to vote the shares of common stock, no par value per share (the "Common Stock") solicited on its behalf. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted for the election of the director nominees named below.

     The record of shareholders entitled to vote at the annual meeting was taken on April 26, 2001. On that date the Company had outstanding and entitled to vote 27,713,752 shares of Common Stock, with each share of Common Stock entitled to one vote. A majority of the outstanding shares of Common Stock will constitutes a quorum for the transaction of business at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 26, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock; (ii) each director of the Company; (iii) each Named Executive Officer (as defined herein); and (iv) all directors and executive officers of the Company as a group.

                                                     Shares
   Name of                                        Beneficially             Percent
Beneficial Owner                                   Owned /(1)/             of Class
---------------                                   ------------             --------
Erez Goren/(2)/                                     4,887,500                 17.6%
Alon Goren/(2)/                                     4,888,000                 17.6
John H. Heyman                                        426,783/(3)/             1.5
Andrew S. Heyman                                      169,560/(4)/               *
Carlyle M. Taylor                                     109,194/(5)/               *
James S. Balloun                                       87,500/(6)/               *
Evan O. Grossman                                       46,250/(7)/               *
Credit Suisse Asset Management, LLC                 2,133,900/(8)/             7.7
All directors and executive officers
  as a group (7 persons)                           10,536,545/(9)/            37.6

_______________________

*     Less than 1% of outstanding shares.

/(1)/ "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within 60 days of May 1, 2001. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Pursuant to the Rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

/(2)/ The business address of Erez Goren and Alon Goren is 3925 Brookside
      Parkway, Alpharetta, Georgia 30022.

/(3)/ Includes 33,750 shares of Common Stock subject to stock options that are currently exercisable.

/(4)/ Includes 127,323 shares of Common Stock subject to stock options that are currently exercisable.

/(5)/ Includes 33,750 shares of Common Stock subject to stock options that are currently exercisable.

/(6)/ Includes 50,000 shares of Common Stock subject to stock options that are currently exercisable.

/(7)/ Includes 42,500 shares of Common Stock subject to stock options that are currently exercisable.

/(8)/ Based on a Schedule 13G/A filed with the Commission on February 9, 2001 by Credit Suisse Asset Management, LLC. The Company makes no representation as to the accuracy or completeness of the information reported. The address of this shareholder is 466 Lexington Avenue, New York, New York 10017.

/(9)/ Includes 287,323 shares of Common Stock subject to stock options that are currently exercisable.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of five (5) directors, divided into three classes, with members of each class of directors serving for staggered three-year terms. The Board consists of two Class I directors, Erez Goren and Alon Goren, whose terms will expire at the 2003 Annual Meeting of Shareholders, two Class II directors, John H. Heyman and James S. Balloun, whose terms will expire at the 2001 Annual Meeting of Shareholders, and one Class III director, Evan O. Grossman, whose term will expire at the 2002 Annual Meeting of Shareholders. The Board of Directors has nominated James S. Balloun and John H. Heyman for election as Class II directors of the Company. The Board of Directors recommends that you vote "for" the election of these nominees.

        Each of the nominees has consented to being named in this Proxy Statement and to serve as a director of the Company if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. The affirmative vote of a plurality of all votes cast at the meeting by the holders of the Common Stock is required for the election of the two nominees standing for election. Because the nominees will be elected by plurality vote, votes with help from any one or more nominees will not have any affect on the outcome of the election of directors. Management of the Company has no reason to believe that any nominee will not serve if elected.

        The following persons have been nominated by management for election to the Board of Directors as Class II directors to succeed themselves for a term of three years, expiring at the 2004 Annual Meeting of Shareholders, and until their successors are elected and qualified:

     James S. Balloun, age 62, has served as Chairman of the Board and Chief Executive Officer of National Service Industries, Inc., a diversified service and manufacturing company, since February 1996, and as its President since October 1996. He was previously affiliated with the management consulting firm of McKinsey & Company, Inc., which he served as a Director from June 1976 until January 1996. Mr. Balloun has been a director of the Company since April 1997. Mr. Balloun is a director of Georgia Pacific Corporation and Wachovia Corporation.

     John H. Heyman, age 40, has served as Executive Vice President and Chief Financial Officer of the Company since September 1995 and as a director of the Company since June 1996. Mr. Heyman also serves as President - Radiant Ventures. Mr. Heyman served as Vice President and Chief Financial Officer of Phoenix Communications, Inc., a commercial printer, from March 1991 to August 1995. From 1989 to 1991, Mr. Heyman served as Vice President, Acquisitions of Forsch Corporation, a diversified manufacturing company. From 1983 to 1987, Mr. Heyman served in a variety of capacities with Arthur Andersen LLP, where he worked primarily with middle market companies and technology firms. Mr. Heyman has an M.B.A. from Harvard Business School and a B.B.A. degree in Accounting from the University of Georgia. He is the brother of Andrew S. Heyman, the Company's Executive Vice President and President - Radiant Systems Division.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the annual meeting of shareholders.

     Class I Directors, serving for a term expiring at the 2003 Annual Meeting of Shareholders:

     Erez Goren, age 37, has served as Co-Chairman of the Board and Chief Executive Officer of the Company since its inception in 1985 and as its President from 1985 to October 1996. Mr. Goren attended State University of New York at Stony Brook prior to devoting his full time and energy to the Company. He is the brother of Alon Goren.

     Alon Goren, age 36, has served as Co-Chairman of the Board and Chief Technology Officer of the Company since its inception in 1985. Mr. Goren has a B.S. in Computer Systems Engineering from Rensselaer Polytechnic Institute. He is the brother of Erez Goren.

     Class III Director, serving for a term expiring at the 2002 Annual Meeting of Shareholders:

     Evan O. Grossman, age 36, has served as Senior Vice President of Hook Media, Inc., an interactive media consulting firm since March 1999. From November 1997 to March 1999, Mr. Grossman served as President of Willow Associates, a strategic consulting and research firm. Mr. Grossman served as President and Chief Operating Officer of Share Group, Inc., a teleservices company, from August 1993 to November 1997. Mr. Grossman was previously affiliated with the management consulting firm of McKinsey & Company, Inc. from October 1990 to July 1993. Mr. Grossman has been a director of the Company since May 1997.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2000, its officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that Andrew S. Heyman failed to timely file a Form 4 for sales during August and November 2000.

     Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Controller of the Company as to whether any transactions in the Company's Common Stock occurred during the previous month.

                      MEETINGS OF THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

     The Board of Directors held three meetings and acted by unanimous written consent five times during the year ended December 31, 2000. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. The Company's Board of Directors has three standing committees - the Audit Committee, the Compensation Committee and the Stock Option Committee.

     The Audit Committee presently consists of James S. Balloun and Evan O. Grossman. The Audit Committee has been assigned the principal function of reviewing the internal and external financial reporting of the Company, reviewing the scope of the independent audit and considering comments by the auditors regarding internal controls and accounting procedures and management's response to these comments. The Audit Committee held four meetings during 2000. The Audit Committee's report appears below.

     The Compensation Committee presently consists of Erez Goren, James S. Balloun and Evan O. Grossman. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. The Compensation Committee did not meet during 2000.

     The Stock Option Committee presently consists of James S. Balloun and Evan
O. Grossman. The Stock Option Committee has been assigned the functions of administering the Company's stock option plans and granting options thereunder. The Stock Option Committee did not meet during 2000.

     The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors. Any shareholder entitled to vote for the election of directors may nominate a person or persons for election as a director only if written notice of such shareholder's intention to make any such nomination is given either by personal delivery or mailed by the United States Mail, postage prepaid, certified and return receipt requested, to the Secretary of the Company not later than the later of (i) the close of business on the seventh (7th) calendar day following the date on which notice of the meeting of shareholders for the election of directors is first given to shareholders (any such notice of meeting of shareholders shall not be given earlier than the record date for the meeting of shareholders) and (ii) a date ninety (90) days prior to the date of the meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Audit Committee Report

     We have reviewed and discussed the Company's audited financial statements for the year ended December 31, 2000 with management and have discussed with Arthur Andersen LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

     We have received and reviewed the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Arthur Andersen LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     James S. Balloun and Evan O. Grossman comprised the Audit Committee. Messrs. Balloun and Grossman are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards.

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Appendix A.

     The information in the foregoing paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.


Mr. James S. Balloun
Mr. Evan O. Grossman

                              EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:


     Name                     Age     Position Held
     ----------------------------------------------

     Erez Goren               37      Co-Chairman of the Board and Chief
                                      Executive Officer

     Alon Goren               36      Co-Chairman of the Board and Chief
                                      Technology Officer

     John H. Heyman           40      Executive Vice President and Chief
                                      Financial Officer; President - Radiant
                                      Ventures

     Andrew S. Heyman         37      Executive Vice President; President -
                                      Radiant Systems Division

     Carlyle M. Taylor        47      Executive Vice President; President -
                                      Radiant Computer Products Division


     Executive officers are appointed by the Board of Directors of the Company and hold office at the pleasure of the Board. Executive officers devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Erez Goren, Alon Goren, and John H. Heyman.

     Andrew S. Heyman has served as Executive Vice President of the Company since April 1998 and as Vice President - Convenience Store Division and Managing Director of the Radiant Solutions Group of the Company from January 1996 to April 1998. Mr. Heyman served as a senior manager with Andersen Consulting from 1987 to December 1995. He holds a M.S. degree in Computer Information Systems from Georgia State University and a B.B.A. in Finance from the University of Georgia. He is the brother of John H. Heyman.

     Carlyle M. Taylor has served as Executive Vice President of the Company since April 1998 and as Vice President - Integration and Support of the Company from September 1995 to April 1998. Mr. Taylor served in various capacities with NCR Corporation (formerly AT&T Global Information Solutions) in the retail information systems area from 1978 to September 1995, including most recently as Assistant Vice President of the scanner business unit. Mr. Taylor received a B.S. degree in Mathematics from North Carolina Wesleyan College.

                            EXECUTIVE COMPENSATION

    The following table presents certain information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning compensation earned for services rendered in all capacities by the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2000 (the "Named Executive Officers").

                          Summary Compensation Table

                                                                                   Long Term
                                                                                   ---------
                                                                                 Compensation
                                                                                 ------------
                                                                                    Awards
                                                                                  -----------
               Name and                                    Annual Compensation     Securities
                                                          --------------------    Underlying
          Principal Position                     Year     Salary($)   Bonus($)      Options
          ------------------                     ----     ---------   --------     ---------
Erez Goren.............................          2000       $ 92,500   $66,250           --
   Co-Chairman and Chief Executive               1999        119,884    75,000           --
   Officer                                       1998         90,000        --           --

Alon Goren.............................          2000       $ 92,500   $66,250           --
   Co-Chairman and Chief Technology              1999        119,900    75,000           --
   Officer                                       1998         90,000        --           --

John H. Heyman.........................          2000       $ 68,135   $67,937           --
   Executive Vice President and Chief            1999        122,525    75,000       97,499
   Financial Officer                             1998         99,950        --           --

Andrew S. Heyman.......................          2000       $111,923   $68,750           --
   Executive Vice President                      1999        122,538    75,000      185,999
                                                 1998        100,000    13,990       54,000

Carlyle M. Taylor......................          2000       $111,923   $68,750           --
   Executive Vice President                      1999        124,871    75,000       97,498
                                                 1998        100,000     8,000           --

Directors' Fees

     The Company's present policy is not to pay any cash compensation to its directors. Each non-employee director of the Company receives an automatic grant of options to purchase 5,000 shares of Common Stock on the last business day of each fiscal year of the Company. Each non-employee director of the Company is also reimbursed for travel and other expenses incurred in connection with the performance of their duties.

     In addition, all new non-employee directors of the Company receive a one-time grant of an option to purchase 15,000 shares of Common Stock at an exercise price equal to the fair market value of such stock on the date of grant, which options vest over a period of three years. All such options expire, unless previously exercised or terminated, ten years from the date of grant.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors is currently comprised of Erez Goren, James S. Balloun and Evan O. Grossman. With the exception of Erez Goren, who serves as Co-Chairman of the Board and Chief Executive Officer of the Company, none of the members of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1999. There were no material transactions between the Company and any of the members of the Compensation Committee during fiscal 2000.

Agreements with Employees

     All employees of the Company, including executive officers, are required to sign a confidentiality and noncompete agreement with the Company restricting the ability of the employee to compete with the Company during his or her employment and for a period ranging from six months to two years thereafter, restricting solicitation of customers and employees following employment with the Company, and providing for ownership and assignment of intellectual property rights to the Company. The agreements have an indefinite term, but the employee may terminate employment with the Company at any time.

401(k) Profit Sharing Plan

     The Company maintains a 401(k) Profit Sharing Plan (the "401(k) Plan") which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees of the Company who have completed six months of service and have attained age 21 are eligible to participate. The 401(k) Plan includes a salary deferral arrangement pursuant to which participants may contribute, subject to certain Code limitations, a minimum of 1.0% and a maximum of 15.0% of their salary on a pre-tax basis (up to $9,500 per year). Subject to certain Code limitations, the Company may make both matching and additional contributions at the discretion of the Board of Directors of the Company each year. To date, no contributions have been made by the Company to the 401(k) Plan. A separate account is maintained for each participant in the 401(k) Plan. The portion of a participant's account attributable to his or her own contributions is 100% vested. Distributions from the 401(k) Plan may be made in the form of a lump-sum cash payment or in installment payments.

Stock Option Plans

     1995 Stock Option Plan. On December 20, 1995, the Company's directors and shareholders adopted the 1995 Stock Option Plan (the "Plan") for employees who are contributing significantly to the business of the Company or its subsidiaries as determined by the Company's Board of Directors or the committee administering the Plan. The Plan currently provides for the grant of incentive and non-qualified stock options to purchase up to 13,000,000 shares of Common Stock at the discretion of the Board of Directors of the Company or a committee designated by the Board of Directors to administer the Plan.

     The option exercise price of incentive stock options must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Incentive stock options granted pursuant to the Plan will expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Options granted under the Plan typically vest over a period of four to five years. As of April 26, 2001, options to purchase 4,469,479 shares of Common Stock were outstanding pursuant to the Plan. In addition, non-qualified options to purchase 82,500 shares of Common Stock have been granted by the Company outside of the Plan and remain outstanding.

     Directors Plan. The Company's directors and shareholders have adopted the Non-Management Directors' Stock Option Plan (the "Directors Plan"). The purpose of the Directors Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of Common Stock by non-employee directors of the Company and to help the Company secure and retain the services of such non-employee directors. The Directors Plan is intended to be a self-governing formula plan. To this end, the Directors Plan requires minimal discretionary action by any administrative body with regard to any transaction under the Directors Plan. Eligible persons under the Directors Plan are directors of the Company who are not employees of the Company or any affiliate of the Company ("Outside Directors"). A maximum of 150,000 shares of Common Stock has been reserved by the Company for issuance pursuant to options under the Directors Plan, which number is subject to adjustment in certain circumstances in order to prevent dilution or enlargement. Each Outside Director is granted an option to purchase 15,000 shares of Common Stock upon joining the Board of Directors of the Company. Thereafter, each person who is an Outside Director as of the last business day of each fiscal year during the term of the Directors Plan shall receive an option to purchase 5,000 shares of Common Stock as of such date.

     During 2000, no grants were issued under the Company's 1995 Stock Option Plan to the Named Executive Officers.

       The following table provides certain information concerning options exercised during the year ended December 31, 2000 and the value of unexercised options held by the Named Executive Officers as of December 31, 2000.

                                                                                                Value of Unexercised In-
                                     Shares                        Number of Unexercised          the-Money Options at
                                  Acquired on        Value      Options at Fiscal Year End        Fiscal Year End/(1)/
                                                                --------------------------      ------------------------
Name                              Exercise (#)    Realized($)   Exercisable   Unexercisable    Exercisable   Unexercisable
----                              ------------    -----------   -----------   -------------    -----------   -------------
Erez Goren                          --               --           --             --               --             --
Alon Goren                          --               --           --             --               --             --
John H. Heyman                      75,000        2,049,996       21,986         75,513           93,217        408,657
Andrew S. Heyman                    44,979        1,154,522       56,073        217,697          633,389      3,373,525
Carlyle M. Taylor                  100,000        2,733,330       24,375         73,123          123,828        371,470

/(1)/ Dollar values were calculated by determining the difference between the closing price of $20.500 per share of Common Stock, as reported by The Nasdaq Stock Market on December 29, 2000, and the exercise price of the options.

                             CERTAIN TRANSACTIONS

          In September 1998, the Company loaned $33,000 to Andrew S. Heyman, the Company's Executive Vice President - Global Solutions. An additional $148,750 was loaned to Mr. Heyman during the first quarter of 1999. As of April 15, 2001, an aggregate of $181,750 was owed by Mr. Heyman to the Company, which amount represents the largest aggregate amount of indebtedness outstanding since the beginning of 2000. These loans bear interest at an annual rate of 5 1/2% and are payable in certain specified increments beginning September 2001 with final payment due April 2002. These loans were made to Mr. Heyman to fund certain of his personal expenses.

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for:
(i) setting the Company's compensation philosophy and policies; (ii) review and approval of pay recommendations for the executive officers of the Company; and
(iii) initiation of all compensation actions for the Chief Executive Officer of the Company.

     The Company's compensation policies have been designed to align the financial interests of the Company's management with those of its shareholders, and reflect the nature of the Company by taking into account the Company's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of the Company's executive officers consists of a base salary, and in some cases, an annual performance bonus and/or stock options. The Company does not currently provide executive officers with other long term incentive compensation other than the ability to contribute a portion of their earnings to the Company's 401(k) Plan.

     The Compensation Committee's philosophy is that the predominant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of the Company (through grants of stock options), while maintaining other elements of the Company's compensation program at conservative levels, will enable the Company to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to the Company's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

     The Compensation Committee is responsible for reviewing salary recommendations for the Company's executives and then approving such recommendations, with any modifications it deems appropriate. The annual salary recommendations are made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the base salary of the Chief Executive Officer is determined based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and an assessment of his past performance and expected future performance in leading the Company.

     The amount of any annual bonus to be paid to executive officers is determined based upon an evaluation of such factors as individual performance, increases in the Company's revenue, net income, net income per share and market penetration, as well as the executive's contribution to the Company's performance.

     Stock options represent a substantial portion of compensation for the Company's executive officers other than Erez Goren and Alon Goren. Stock options are granted at the prevailing market price on the date of grant, and will only have value if the Company's stock price increases. Generally, grants vest in equal amounts over a period of five years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by the Company at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with the Company and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a significant portion of executives' compensation more closely aligns such executives' interests with those of the Company's shareholders, since the ultimate value of such compensation is linked directly to stock price.

     The Compensation Committee will continually evaluate the Company's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's shareholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.

Erez Goren
James S. Balloun
Evan O. Grossman

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of The Nasdaq Stock Market Index and the Nasdaq Computer and Data Processing Stock Index for the period commencing on February 12, 1997 (the date of the Company's initial public offering of Common Stock) and ending December 31, 2000 (the "Measuring Period"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on February 12, 1997. The change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for the Measuring Period, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by (iii) the share price at the beginning of the Measuring Period. The Company has not paid any cash dividends.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
             RADIANT SYSTEMS, INC., NASDAQ STOCK MARKET INDEX AND
                NASDAQ COMPUTER AND DATA PROCESSING STOCK INDEX



                                                        2/12/97         12/31/97        12/31/98        12/31/99        12/31/00
                                                        -------         --------        --------        --------        --------
Radiant Systems, Inc.                                     100             240              62              338             259
Nasdaq Stock Market Index                                 100             115             163              302             182
Nasdaq Computer and Data Processing Stock Index           100             115             205              449             207





      ASSUMES $100 INVESTED ON FEBRUARY 12, 1997 IN RADIANT SYSTEMS, INC.
                  COMMON STOCK, NASDAQ STOCK MARKET INDEX AND
                NASDAQ COMPUTER AND DATA PROCESSING STOCK INDEX

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as independent auditors of the Company for the fiscal year ended December 31, 2000 and have been selected by the Board of Directors to serve as independent auditors of the Company for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2000 and the review of the financial statements included in the Company's Form 10-Qs for that year were $77,000.

     Financial Information Systems Design and Implementation Fees. During 2000, Arthur Andersen LLP did not perform any services with regard to financial information systems design and implementation.

     All Other Fees. The aggregate fees for non-audit services provided in 2000 by Arthur Andersen LLP were $64,475.

    The Audit Committee does not consider the provision of the non-audit services to be incompatible with maintaining Arthur Andersen LLP's independence.

                          ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available to shareholders who make written request therefor to the Company's Investor Relations Department, 3925 Brookside Parkway, Alpharetta, Georgia 30022. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2002 annual meeting must be received at the Company's principal executive offices by January 1, 2002 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

     With respect to any such proposals received by the Company after March 18, 2002, the persons named in the form of proxy solicited by management in connection with the 2002 annual meeting of shareholders of the Company will have discretionary authority to vote on any such shareholder proposals in accordance with their judgment of what is in the best interests of the Company.

                                 OTHER MATTERS

   The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                        By Order of the Board of Directors,

                                        /s/ Erez Goren
                                        ------------------
                                        EREZ GOREN
                                        Co-Chairman of the Board
                                        and Chief Executive Officer

Alpharetta, Georgia
May 25, 2001

Appendix A
----------

                             RADIANT SYSTEMS, INC.
                            AUDIT COMMITTEE CHARTER


          The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

          The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market. The members of the Audit Committee shall be appointed by the Board.

          The Audit Committee shall have the authority to retain special accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

          The Audit Committee shall make regular reports to the Board.

          The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor of the Company's quarterly financial statements prior to the filing of its Form 10-Q.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

Appendix A
----------

 7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

 8.  Approve the fees to be paid to the independent auditor.

 9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Obtain reports from management and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

15. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work including any restrictions on the scope of activities or access to required information.

     b.   Any changes required in the planned scope of the internal audit.

     c.   The internal audit department responsibilities, budget and staffing.

16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

18. Review with the Company's outside counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

Appendix A
----------


19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with the laws and regulations and the Company's Code of Conduct.

                             Radiant Systems, Inc.
                            3925 Brookside Parkway
                           Alpharetta, Georgia 30022

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS.

   The undersigned hereby appoints Erez Goren and John H. Heyman or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of RADIANT SYSTEMS, INC. to be held on June 22, 2001, at 10:00 a.m. at the offices of Smith, Gambrell & Russell, LLP, Promenade II Building, 1230 Peachtree Street, N.E., 31st Floor, Atlanta, Georgia 30309, and any adjournments or postponements thereof:

     1. To elect two (2) directors to the Board of Directors to serve for a term of three years until their successors are elected and qualified.

     [_] FOR all nominees listed below (except [_]  WITHHOLD AUTHORITY
         as marked to the contrary below)           to vote for all nominees
                                                    listed below

     JAMES S. BALLOUN and JOHN H. HEYMAN

           INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.

           _____________________________________________________________________

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                              Please date and sign this Proxy exactly as name(s) appears on the mailing label.

                              __________________________________________________

                              __________________________________________________

                              Print Name(s):____________________________________

                              NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.

                              Dated:____________________________________________